UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2004

SEMOTUS SOLUTIONS, INC.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

(Exact Name of Registrant as Specified in its Charter)

Nevada 0-21069 36-3574355

(State or other jurisdiction of (Commission (I.R.S. Employer incorporation or organization) File Number) Identification No.)

16400 Lark Ave., Suite 230 Los Gatos, CA 95032

----------------------------------------------------------------------------------------------------------------------

(Address of Principal Executive Offices) (Zip Code)

(408) 358-7100

-----------------------------------------------------------------

(Registrant's Telephone Number, including area code)

ITEM 7. Financial Statements and Exhibits.

    The following exhibits are filed with this report:

Exhibit Number --------------------	Description ---------------
99.1	Press Release of Semotus Solutions, Inc. dated May 6, 2004.

ITEM 12. Results of Operations and Financial Condition

On May 6, 2004, Semotus Solutions, Inc. (the "Company") issued a press release with respect to its recent stock volatility. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This Current Report on Form 8-K and the press release attached hereto are being furnished by the Company pursuant to Item 12 of Form 8-K, insofar as they disclose historical information regarding the Company's results of operations.

In accordance with General Instruction B.6 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SEMOTUS SOLUTIONS DISCUSSES RECENT STOCK VOLATILITY

LOS GATOS, CA.-(PrimeZone Media)- May 6, 2004, 11:30 AM EST -- Semotus Solutions (AMEX:DLK), an innovative provider of software for mobile enterprise applications, today announced that the Company is unaware of any unusual operational reason for the trading volatility of its common stock during the past few days. However, a registration statement on Form S-3, registering for resale a total of 3,648,688 shares was declared effective on Thursday, April 29, 2004.

"The Company is unaware of any other corporate event, aside from the Form S-3 being declared effective, that would justify the volatility over the past few days," said Anthony N. LaPine, Semotus CEO. "Semotus continues to make significant progress in growing its revenues and reducing its losses." Semotus expects its year-end results to reflect improved operating results. As is customary, the Company expects to announce its fiscal year ended March 31, 2004 results by the end of June.

"Our cash position remains strong and our burn rate continues to decrease. We have no debt, no litigation, and a clean equity structure with only one class of common and no toxic preferred or convertibles. We repurchased all of the outstanding shares of our convertible preferred stock, which was reflected on our balance sheet as $5.7 million in Preferred Shareholder Equity, and we also have repurchased 500,000 shares of common stock as a result of the sale of one of our subsidiaries, ADA. We continue to reduce our losses, which is reflected in the fact that our third quarter's net loss per common share was $0.00, or almost breakeven. Finally, we raised a million dollars in capital to give us an operating cushion," continued Mr. LaPine.

"Our two core business units, Professional Financial Services and HipLinkXS, are demonstrating growth, reflected by the consistent addition of new clients and resellers. We have a world-class customer base of Fortune 500 companies and strong gross margins in excess of 80%. We continue to expand our sales force by hiring senior sales managers. In addition, we launched an aggressive marketing campaign to feature our products at several key events in the healthcare, network monitoring, financial and wireless applications industries this year," stated Pamela LaPine, Semotus VP of Sales and Marketing.

"I fervently believe in the future of Semotus and in the eight years I have been CEO, I have never sold a single share of Semotus stock. I have in fact recently purchased stock in the public market," Mr. LaPine said.

About Semotus Solutions
Founded in 1993, Semotus Solutions (AMEX:DLK) is a premier provider of software for the mobile enterprise connecting employees to critical business systems, information and processes. Semotus has a Fortune 1000 installed customer base and more than 600 corporate clients including Lockheed Martin, Blue Cross Blue Shield, Coca-Cola, Hewlett Packard, Nextel Communications, JP Morgan-Chase, and The United Nations. Semotus Solutions' software provides mobility, convenience, efficiency and profitability in the areas of workforce automation, finance, healthcare, and m-commerce.

Semotus Solutions
Media Contact
Stephanie Janard, 303-708-1159
Marketing Manager
sjanard@semotus.com

Semotus Solutions
Investor Relations Contact
Tali Durant, 408-358-7100
Corporate Counsel
tdurant@semotus.com

###
This press release contains forward-looking statements, which are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "intends", "believes" and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements involve a number of risks and uncertainties, including the timely development and market acceptance of products and technologies, the ability to secure additional sources of finance, the ability to reduce operating expenses, and other factors described in the Company's filings with the Securities and Exchange Commission. The actual results that the Company achieves may differ materially from any forward-looking statement due to such risks and uncertainties. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEMOTUS SOLUTIONS, INC.

Date: May 6, 2004 By: /s/ Anthony N. LaPine

Anthony N. LaPine,

President and Chief Executive Officer